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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                     AVIRON
             (Exact Name of Registrant As Specified in its Charter)



                    Delaware                           77-0309686
   (State of Incorporation or Organization) (IRS Employer Identification No.)



               297 North Bernardo Avenue, Mountain View, CA   94043
              (Address of Principal Executive Offices )     (Zip Code)


        If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]


        If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered     Name of Each Exchange on Which Each Class Is to Be Registered
---------------------------------------     -------------------------------------------------------------
             None


Securities to Be Registered Pursuant to Section 12(g) of the Act:


                 5-3/4% Convertible Subordinated Notes Due 2005
                                (Title of Class)


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


A description of the 5-3/4% Convertible Subordinated Notes due 2005 (the "Convertible Notes") of Aviron (the "Registrant") to be registered hereunder is contained in the section entitled, "Description of Notes," commencing at page 25 of the Prospectus included in the Registrant's Form S-3 Registration Statement, No. 333-50505, filed with the Securities and Exchange Commission (the "Commission") on April 20, 1998 (the "Form S-3").


ITEM 2.  EXHIBITS.


Exhibit
Number         Description
------         -----------
1              Indenture between the Registrant and Marine Midland Bank as Trustee, dated as of March 15, 1998, (incorporated by reference from Exhibit
               4.12 to the Form S-3).

2              Registration Rights Agreement, by and among the Registrant,
               Morgan Stanley & Co., Bear Stearns & Co. Inc., Credit Suisse
               First Boston Corp. and Hambrecht & Quist LLC dated as of March
               15, 1998 (incorporated by reference from Exhibit 4.11 to the Form
               S-3).

3              Form of Convertible Note, (incorporated by reference from Exhibit 4.12 to the Form S-3).


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                                    SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              AVIRON
                                             (Registrant)


Date:  April 20, 1998                   By:  /s/ Fred Kurland
                                            ------------------------------------
                                             Fred Kurland
                                             Senior Vice President
                                             and Chief Financial Officer